SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2011

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 South Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

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Item 5.07   Submission of Matters to a Vote of Security Holders

On June 1, 2011 Mission Community Bancorp (the "Company") held its Annual Meeting of Shareholders, with the following matters being approved:

Election of Directors.  The following eleven persons were elected to serve on the Board of Directors until the 2012 Annual Meeting of Shareholders:

Name	Vote For	Votes Withheld	Broker Non-Votes
George H. Andrews	6,489,509	1,714
Bruce M. Breault	6,489,509	1,714	328,663
William B. Coy	6,489,509	1,714	328,663
Howard N. Gould	6,489,509	1,714	328,663
Richard Korsgaard	6,489,509	1,714	328,663
James W. Lokey	6,489,509	1,714	328,663
Anita M. Robinson	6,489,509	1,714	328,663
Harry H. Sackrider	6,489,509	1,714	328,663
Gary E. Stemper	6,489,509	1,714	328,663
Brooks W. Wise	6,489,509	1,714	328,663
Stephen P. Yost	6,489,509	1,714	328,663

Ratification of Appointment of Appointment of Public Accountants:  The ratification of the appointment of Perry-Smith, LLP as independent auditors for the Company for the 2011 fiscal year was approved by a majority vote of shareholders as follows:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Ratification of Appointment	6,818,986	-0-	900	-0-

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 14, 2011                                                           MISSION COMMUNITY BANCORP

   By: /s/ Anita M. Robinson                 _
Anita M. Robinson, President

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